Exhibit 99.1

BIMINI MORTGAGE MANAGEMENT, INC.

REPORTS THIRD-QUARTER RESULTS

VERO BEACH, Fla. (October 25, 2004) — Bimini Mortgage Management, Inc. (NYSE:BMM), a real estate investment trust that invests primarily in residential mortgage-related securities, today announced financial results for the third quarter and nine months ended September 30, 2004.

For the third quarter ended September 30, 2004, net income was $5.746 million, or $0.51 per Class A Common Share, on 10,866,734 weighted average shares outstanding for the quarter. The Company paid a third-quarter cash dividend of $0.52 per share on October 8, 2004, to shareholders of record as of September 3, 2004.

Bimini Mortgage Management was listed on the New York Stock Exchange following its initial public offering on September 16, 2004.  Net proceeds from the offering and exercise of the over-allotment option totaled $76.2 million.

Commenting on the third quarter results, Jeffrey J. Zimmer, president and chief executive officer, said, “As of September 30, 2004, we held $1.6 billion of mortgage-backed securities at fair value.  For the three months ended September 30, 2004, we had interest income of $11.0 million and interest expense of $4.3 million.  At the end of the third quarter, we had a weighted average yield on assets of 3.02% and a net weighted average borrowing cost of 1.55%.  The weighted average constant prepayment rate for the portfolio was 15.64% for the July, August, and September 2004 pool factor release dates, which reflects the annualized proportion of principal that was prepaid.

“General and administrative expenses, net of director’s fees, were 18 basis points of average assets.  As of September 30th, we had put to work approximately 20% of our new equity.  There is still more work to be done, but we believe we have made great strides in investing our capital efficiently for our shareholders.  On the liability side, we had master repurchase agreements in place with 17 counterparties with outstanding balances with 13 of these lenders as of September 30, 2004.  For more details about our assets and liabilities, please see the tables accompanying this release and our 10-Q related to the third quarter and nine months ended September 30, 2004.”

Bimini Mortgage Management will hold a conference call to discuss this press release tomorrow, October 26, 2004, at 2:00 p.m. Eastern time.  Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company’s Web site at www.biminireit.com or through www.fulldisclosure.com.  To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call and continue through November 26, 2004.

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Bimini Mortgage Management, Inc. invests primarily in residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  It earns returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  The reader is cautioned that such forward-looking statements are based on information available at the time and on management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-11.  The Company assumes no obligation to update forward-looking information to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking information.

Contact:	Robert E. Cauley
Chief Financial Officer
(772) 231-1400
www.biminireit.com

BIMINI MORTGAGE MANAGEMENT, INC.

Condensed Consolidated Balance Sheets

	Sept. 30, 2004	Dec. 31, 2003
	(Unaudited)
ASSETS
Mortgage-backed securities:
Pledged to counterparties, at fair value	$1,625,212,534	$197,990,559
Unpledged, at fair value	13,051,531	27,750,602

Total mortgage-backed securities	1,638,264,065	225,741,161

Cash and cash equivalents	133,769,466	18,404,130
Purchased interest receivable	—	958,569
Accrued interest receivable	5,769,578	71,480
Principal payments receivable	1,429,793	—
Property and equipment, net	202,040	89,088
Prepaid and other assets	94,060	21,248

Total assets	$1,779,529,002	$245,285,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$1,548,618,814	$188,841,000
Accrued interest payable	6,300,750	20,086
Cash dividend payable	5,537,295	—
Compensation and related benefits payable	28,390	—
Accounts payable, accrued expenses and other	490,831	109,399

Total liabilities	1,560,976,080	188,970,485

Commitments and contingencies

Total stockholders’ equity	218,552,922	56,315,191

Total liabilities and stockholders’ equity	$1,779,529,002	$245,285,676

BIMINI MORTGAGE MANAGEMENT, INC.

Statements of Operations

(Unaudited)

	Nine Months Ended Sept. 30, 2004	Three Months Ended Sept. 30, 2004	Sept. 24, 2003 (Inception) Through Sept. 30, 2003
Interest income, net of amortization of premium and discount	$29,170,477	$11,017,346	$—
Interest expense	11,333,783	4,253,337	—
Net interest income	17,836,694	6,764,009	—

Gains on sales of mortgage-backed securities	777,053	777,053	—
Losses on sales of mortgage-backed securities	(655,389)	(655,389)	—
Net gain on sales of mortgage-backed securities	121,664	121,664	—

Direct operating expenses:
Trading costs, commissions, and other	705,519	256,853	—
Other direct costs	127,935	70,751	—
Total direct operating expenses	833,454	327,604	—

General and administrative expenses:
Compensation and related benefits	1,204,435	563,629	—
Directors’ fees	122,341	52,021	—
Directors’ liability insurance	102,887	34,296	—
Occupancy costs	46,925	15,721	—
Audit, legal and other professional fees	221,584	98,500	—
Start-up and organization costs	—	—	46,459
Other administrative expenses	170,284	47,809	—
Total general and administrative expenses	1,868,456	811,976	46,459

Net income (loss)	$15,256,448	$5,746,093	$(46,459)

Basic and diluted income per share:
Class A	$1.56	$0.51	$—
Class B	$1.65	$0.53	$—

Weighted average number of common shares outstanding used in computing per share amounts:
Class A	9,648,176	10,866,734	—
Class B	106,074	319,388	—

Cash dividends declared per common share:
Class A	$1.43	$0.52	$—
Class B	$0.52	$0.52	$—

BIMINI MORTGAGE MANAGEMENT, INC.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended Sept. 30, 2004	Sept. 24, 2003 (Inception) Through, Sept. 30,2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,256,448	$(46,459)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of premium and discount	13,717,516	—
Stock-based compensation and depreciation	539,803	—
Gain on mortgage-backed securities	(121,664)	—
Changes of certain assets and liabilities:
Accrued interest receivable	(5,698,098)	—
Prepaid and other assets	(72,814)	(8,550)
Accrued interest payable	6,280,663	—
Accounts payable, accrued expenses and other	409,822	90,272
Net cash provided by operating activities	30,311,676	35,263

CASH FLOWS FROM INVESTING ACTIVITIES:
From mortgage-backed securities:
Purchases	(1,974,987,075)	—
Sales	360,124,493	—
Principal repayments received	188,228,139	—
Purchases of property and equipment	(128,854)	(36,763)
Net cash provided by (used in) investing activities	(1,426,763,297)	(36,763)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under repurchase agreements	1,359,777,814	—
Proceeds from sales of common stock, net	161,312,122	1,500
Cash dividends paid	(9,272,979)	—
Net cash provided by financing activities	1,511,816,957	1,500

NET CHANGE IN CASH AND CASH EQUIVALENTS	115,365,336	—
CASH AND CASH EQUIVALENTS, beginning of the period	18,404,130	—
CASH AND CASH EQUIVALENTS, end of the period	$133,769,466	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$5,053,119	$—

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash dividends declared and payable on Class A and
Class B common shares, not yet paid	$5,537,295	$—

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